Exhibit 99.1

Intercept Receives Breakthrough Therapy Designation from FDA for Obeticholic Acid for Nonalcoholic Steatohepatitis (NASH) with Liver Fibrosis

--Breakthrough therapy designation for treatment of NASH with liver fibrosis reinforces potential for OCA to address unmet medical need in patients with this serious condition

NEW YORK, January 29, 2015 (GlobeNewswire) — Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (Intercept), today announced that its investigational product obeticholic acid (OCA) has received “breakthrough therapy designation" from the U.S. Food and Drug Administration (FDA) for the treatment of patients with nonalcoholic steatohepatitis (NASH) with liver fibrosis. This indication constitutes a population of patients with a serious and life-threatening condition reflected by a higher risk of progression to cirrhosis and liver failure. OCA is currently being developed for the treatment of several chronic liver diseases, including primary biliary cirrhosis (PBC), NASH and primary sclerosing cholangitis (PSC).

"We are very pleased to have received breakthrough therapy designation for NASH with liver fibrosis, as it will enable us to work closely with FDA to finalize the design of our Phase 3 program," said Mark Pruzanski, M.D., President and Chief Executive Officer of Intercept. "This designation underscores a recognition of the urgent need to bring novel treatments to NASH patients who have developed liver fibrosis, which is expected to make this serious disease the leading cause for liver transplant in just the next few years. As a first-in-class FXR agonist, we believe OCA has the potential to be an important treatment option for patients with no currently approved medicines."

Breakthrough therapy designation for OCA was based on clinical efficacy and safety data from two placebo-controlled, Phase 2 clinical trials of OCA. A Phase 2 trial in 64 patients with nonalcoholic fatty liver disease (NAFLD) assessed the impact of OCA treatment on insulin sensitivity (published in Gastroenterology in June 2013). The FLINT Phase 2 trial in 283 patients with NASH assessed the impact of OCA treatment on liver histology and fibrosis (published in The Lancet in November 2014).

The breakthrough therapy designation was created by the FDA to speed the availability of new therapies for serious or life-threatening conditions. Drugs qualifying for this designation must show credible evidence of a substantial improvement on a clinically significant endpoint over available therapies, or over placebo if there is no available therapy. The designation confers several benefits, including intensive FDA guidance and discussion and eligibility for submission of a rolling NDA.

About Nonalcoholic Steatohepatitis

NASH is a serious chronic liver disease caused by excessive fat accumulation in the liver that induces chronic inflammation which leads to progressive fibrosis (scarring) that can lead to cirrhosis, eventual liver failure and death. There are currently no drugs approved for the treatment of NASH. Studies have shown that 21-26% of NASH patients will develop cirrhosis over 8.2 years of follow-up and that liver-related mortality due to this disease is ten-fold that of the general population. According to recent epidemiological studies, it is estimated that more than 10% of the U.S. adult population has NASH with more than 60% of patients (potentially more than 14 million in total) believed to have liver fibrosis or cirrhosis due to progression of the disease. The proportion of liver transplants attributable to NASH has increased rapidly in past years and by 2020 the disease is projected to become the leading indication for liver transplant ahead of chronic hepatitis C and alcoholic liver disease. NASH patients with fibrosis are at greater risk of progressing to cirrhosis, liver failure and cancer.

About Intercept and Obeticholic Acid

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat orphan and more prevalent liver and intestinal diseases utilizing its expertise in bile acid chemistry. The company's lead product candidate, obeticholic acid (OCA), is a bile acid analog and first-in-class agonist of the farnesoid X receptor (FXR). OCA is being developed for a variety of chronic liver diseases including primary biliary cirrhosis (PBC), nonalcoholic steatohepatitis (NASH) and primary sclerosing cholangitis (PSC). OCA has been granted fast track designation by FDA for the treatment of patients with PBC who have an inadequate response to or are intolerant of ursodiol. OCA has received orphan drug designation in both the United States and Europe for the treatment of PBC and PSC. Intercept owns worldwide rights to OCA outside of Japan, China and Korea, where it has out-licensed the product candidate to Sumitomo Dainippon Pharma. For more information about Intercept, please visit the Company's website at: www.interceptpharma.com.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the clinical, preclinical and regulatory developments for our product candidates, the anticipated results of our clinical and preclinical trials and other development activities and the timing thereof, our potential development and regulatory milestones and the timeframes under which we anticipate such milestones may be achieved, whether the receipt of breakthrough therapy designation for OCA in fibrotic NASH patients will meaningfully impact the development and review of OCA by the FDA or the likelihood that the product will be found to be safe and effective, the clinical utility of the selected endpoints for our trials and any potential consensus relating thereto, and our strategic directives under the caption "About Intercept." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of important risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the initiation, cost, timing, progress and results of our development activities, preclinical studies and clinical trials; the timing of and our ability to obtain and maintain regulatory approval of OCA, INT-767 and any other product candidates we may develop, particularly the possibility that regulatory authorities may require clinical outcomes data (and not just results based on achievement of a surrogate endpoint) as a condition to any marketing approval for OCA, and any related restrictions, limitations, and/or warnings in the label of any approved product candidates; our plans to research, develop and commercialize our product candidates; the election by our collaborators to pursue research, development and commercialization activities; our ability to attract collaborators with development, regulatory and commercialization expertise; our ability to obtain and maintain intellectual property protection for its product candidates; our ability to successfully commercialize our product candidates; the size and growth of the markets for our product candidates and our ability to serve those markets; the rate and degree of market acceptance of any future products; the success of competing drugs that are or become available; regulatory developments in the United States and other countries; the performance of third-party suppliers and manufacturers; our need for and ability to obtain additional financing; our estimates regarding expenses, future revenues and capital requirements and the accuracy thereof; our ability to retain key scientific or management personnel; and other factors discussed under the heading "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014 as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intercept undertakes no duty to update this information unless required by law.

CONTACT:

For more information about Intercept, please contact Barbara Duncan or Senthil Sundaram, both of Intercept Pharmaceuticals at 1-646-747-1000.

Media inquiries: media@interceptpharma.com
Investor inquiries: investors@interceptpharma.com

SOURCE: Intercept Pharmaceuticals, Inc.